EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
February 8, 2024

Centrus Reports Fourth Quarter and Full Year 2023 Results

Financial Highlights:

•2023 full year net income of $84.4 million, compared to $52.2 million for 2022
•Centrus revenue of $320.2 million and gross profit of $112.1 million for full year 2023
•Unrestricted cash balance of $201.2 million as of December 31, 2023
•Originated $189 million of new sales contracts, maintaining our $1 billion long-term order book as of December 31, 2023

BETHESDA, Md. - Centrus Energy Corp. (NYSE American: LEU) (“Centrus” or the “Company”) today reported 2023 results. The Company reported net income of $84.4 million for the year ended December 31, 2023, which is $5.55 (basic) and $5.44 (diluted) per common share.

“Centrus delivered a robust fourth quarter performance, capping off a historic and profitable year with the launch of the first new U.S.-owned, U.S.-technology enrichment plant to begin production in 70 years,” said Centrus President and CEO Amir Vexler. “With support of a strong, public-private partnership, we look forward to scaling up production in our Ohio facility to meet the full range of America’s commercial and national security requirements for enriched uranium, including HALEU for advanced reactors and LEU for the existing reactor fleet.”

Full Year Financial Results

Centrus achieved operating income of $52.4 million and $59.7 million for the year ended December 31, 2023 and 2022, respectively. Net income included the impact of a $21.3 million estimated loss in the year ended December 31, 2022 related to Centrus’ cost-share contribution to the HALEU Operation Contract that the Company secured in November 2022 with the U.S. Department of Energy (DOE).

Centrus generated total revenue of $320.2 million and $293.8 million for the year ended December 31, 2023 and 2022, respectively.

Revenue from the Low-Enriched Uranium (LEU) segment was $269.0 million and $235.6 million for the year ended December 31, 2023 and 2022, respectively, an increase of $33.4 million. SWU revenue increased $12.0 million due to an increase in the volume of SWU sold, partially offset by a decrease in the average price of SWU sold. Uranium revenue increased $21.4 million due to an increase in the volume of uranium (UF6) sold and an increase in the average price of uranium (UF6) sold.

Revenue from the Technical Solutions segment was $51.2 million and $58.2 million for the year ended December 31, 2023 and 2022, respectively, a decrease of $7.0 million. This decrease was driven by decreased work performed under the 2019 HALEU Demonstration Contract and other contracts. This was partially offset by increased work under the HALEU Operation Contract signed in November 2022.

Cost of sales for the LEU segment was $163.9 million and $105.0 million for the year ended December 31, 2023 and 2022, respectively, an increase of $58.9 million. The volume of SWU and uranium (UF6) sold increased and the average SWU and uranium (UF6) unit cost increased.

Cost of sales for the Technical Solutions segment was $44.2 million and $70.9 million for the year ended December 31, 2023 and 2022, respectively, a decrease of $26.7 million. This decrease was driven by decreased work performed under the 2019 HALEU Demonstration Contract and other contracts. This was partially offset by an increase in work performed under the HALEU Operation Contract signed in November 2022. The costs related to the 2022 HALEU Operation Contract for the year ended December 31, 2022 included the $21.3 million accrued loss for Phase 1 of the HALEU Operation Contract.

Gross profit for the Company was $112.1 million and $117.9 million for the year ended December 31, 2023 and 2022, respectively. This decrease was primarily attributed to the decrease in gross profit in the LEU segment, partially offset by the increase in gross profit in the Technical Solutions segment, as previously discussed. LEU customers generally have multi-year contracts that carry annual purchase commitments, not quarterly commitments. The gross profit in our LEU business varies based upon timing of those contracts. The pricing of those deliveries varies depending upon the market conditions at the time the contract was signed with a portion of our outstanding contracts entered into at historically higher prices. The Company’s gross profit was lower year over year primarily due to the composition of contracts in prior year which included legacy and higher priced contracts.

HALEU Update

On October 11, 2023, the Company announced the beginning of enrichment operations, and on November 7, 2023, it announced its first delivery of 20 kilograms of HALEU UF6, completing Phase 1 of the HALEU Operation Contract under budget and ahead of schedule. In Phase 2 of the contract, which has a cost-plus-incentive-fee structure, the contract calls for the production of 900 kilograms of HALEU UF6. The DOE is contractually required to provide storage cylinders (“5B Cylinders”) necessary to collect the output of the cascade, but supply chain challenges have created difficulties for the DOE in securing 5B Cylinders for the entire production year. Centrus anticipates that the delays in obtaining 5B Cylinders will be temporary, but no longer will deliver 900 kilograms of HALEU UF6 originally anticipated for Phase 2 of the contract, which extends to November 2024.

Pension Annuitization

On October 12, 2023, the Company entered into an agreement with an insurer (“Insurer”) for one of its defined benefit plans to purchase a group annuity contract and transferred approximately $186.5 million of its pension plan obligations to the Insurer. The purchase of the group annuity contract was funded directly by assets of the pension plan of approximately $171.4 million. The purchase resulted in a transfer of benefit administrative responsibilities for approximately 1,400 beneficiaries, effective December 1, 2023. The Company recorded income related to the pension settlement in the fourth quarter of $28.6 million which was included in nonoperating components of net periodic benefit income in our consolidated statements of operations.

About Centrus Energy Corp.

Centrus Energy is a trusted supplier of nuclear fuel components and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at centrusenergy.com.

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Forward-Looking Statements:

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions with respect to future events and operational, economic and financial performance. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control.

For Centrus Energy Corp., particular risks and uncertainties (hereinafter “risks”) that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following and which are, and may be, exacerbated by any worsening of the global business and economic environment include but are not limited to the following: risks related to the war in Ukraine and geopolitical conflicts and the imposition of sanctions or other measures by (i) the U.S. or foreign governments and institutions, (ii) organizations (including the United Nations or other international organizations), or (iii) entities (including private entities or persons), that could directly or indirectly impact our ability to obtain, deliver, transport or sell low enriched uranium (“LEU”) or the Separative Work Units (“SWU”) and natural uranium hexafluoride components of LEU delivered to us under our existing supply contract with the Russian government-owned entity, TENEX, Joint-Stock Company (“TENEX”) (“TENEX Supply Contract”), or make related payments or deliveries of natural uranium hexafluoride to TENEX; risks related to proposed legislation to ban imports of Russian LEU into the United States or similar bills become law and the potential inability to secure a waiver or other exception from the ban in a timely manner or at all in order to allow us to continue importing Russian LEU under the TENEX Supply Contract; risks related to the refusal or inability of TENEX to deliver LEU to us if, among other reasons, (i) U.S. or foreign government sanctions are imposed on LEU from Russia or on TENEX, (ii) for any reason, TENEX is unable or unwilling to deliver LEU, receive payments, receive the return of natural uranium hexafluoride, or conduct other activities related to the TENEX Supply Contract; or (iii) TENEX elects, or is directed (including by its owner or the Russian government), to limit or stop transactions with us or with the United States or other countries; risks related to disputes with third parties, including contractual counterparties, that could result if we are unable to receive timely deliveries of LEU under the TENEX Supply Contract; risks related to whether or when government funding or demand for high-assay low-enriched uranium (“HALEU”) for government or commercial uses will materialize and at what level; risks regarding funding for continuation and deployment of the American Centrifuge technology; risks related to (i) our ability to perform and absorb costs under our agreement with the U.S. Department of Energy (“DOE”) to deploy and operate a cascade of centrifuges to demonstrate production of HALEU for advanced reactors (the “HALEU Operation Contract”), (ii) our ability to obtain new contracts and funding to be able to continue operations and (iii) our ability to obtain and/or perform under other agreements; risks that (i) we may not obtain the full benefit of the HALEU Operation Contract and may not be able or allowed to operate the HALEU enrichment facility to produce HALEU after the completion of the HALEU Operation Contract or (ii) the HALEU enrichment facility may not be available to us as a future source of supply; risks related to our dependence on others, such as TENEX, under our commercial supply agreement with TENEX, a subsidiary of Orano Cycle (“Orano”), under our long-term commercial supply agreement with Orano and other suppliers (including, but not limited to, transporters) who provide us the goods and services we need to conduct our business; risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; risks related to financial difficulties experienced by customers or suppliers, including possible bankruptcies, insolvencies, or any other situation, event or occurrence that affect the ability of others to pay for our products or services in a timely manner or at all; risks related to pandemics, endemics, and other health crises; risks related to the impact and potential extended duration of a supply/demand imbalance in the market for LEU; risks related to our ability to sell or deliver the LEU we procure pursuant to our purchase obligations under our supply agreements and the impacts of sanctions or limitations on imports of such LEU, including those imposed under the 1992 Russian Suspension Agreement as amended, international trade legislation and other international trade restrictions; risks related to existing or new trade barriers and to contract terms that limit our ability to procure LEU for, or deliver LEU to customers; risks related to pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; risks related to the movement and timing of customer orders; risks related to the fact that we face significant competition from major LEU producers who may be less cost sensitive or are wholly or partially government owned; risks that our ability to compete in foreign markets may be limited for various reasons; risks related to the fact that our revenue is largely dependent on our largest customers; risks related to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions, global events or other factors including our lack of current production capability; risks related to uncertainty regarding our ability to commercially deploy competitive enrichment technology; risks related to the potential for demobilization or termination of the HALEU Operation Contract; risks that we will not be able to timely complete the work that we are obligated to perform; risks related to the government’s inability to satisfy its obligations, including supplying government furnished equipment necessary for us to produce and deliver HALEU under the HALEU Operation Contract and processing security clearance applications due to a government shutdown or other reasons; risks related to our ability to obtain the government’s approval to extend the term of, or the scope of permitted activities under, our lease in Piketon, Ohio; risk related to cybersecurity incidents that may impact our business operations; risks related to our ability to perform fixed-price and cost-share contracts such as the HALEU Operation Contract, including the risk that costs that we must bear could be higher than expected and the risk related to complying with stringent government contractual requirements; risks related to a government shutdown that could result in program cancellations, disruptions and/or stop work orders and could limit the U.S. government’s ability to make timely payments, and our ability to perform our U.S. government contracts and successfully compete for our work; risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks related to our 8.25% Notes maturing in February 2027; risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; risks related to the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; risks related to the Company’s capital concentration; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks related to the limited trading markets in our securities; risks related to decisions made by our Class B Common Stock stockholders regarding their investment in the Company, including decisions based upon factors that are unrelated to the Company’s performance; risks that a small number of holders of our Class A Common Stock (whose interests may not be aligned with other holders of our Class A Common Stock), may exert significant influence over the direction of the Company and may be motivated by interests that are not aligned with the Company’s other Class A stockholders; risks related to (i) the use of our net operating losses (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement, dated as of April 6, 2016 to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) our ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof and NUBILs; risks related to failures or security breaches of our information technology systems; risks related to our ability to attract and retain key personnel; risks related to actions, including reviews or audits, that may be taken by the U.S. government, the Russian government, or other governments that could affect our ability to perform under our contractual obligations or the ability of our sources of supply to perform under their contractual obligations to us; risks related to our ability to perform and receive timely payment under our agreements with the DOE or other government agencies, including risks related to the ongoing funding by the government and potential audits; risks related to changes or termination of our agreements with the U.S. government or other counterparties, or the exercise of contract remedies by such counterparties; risks related to the competitive environment for our products and services; risks related to changes in the nuclear energy industry; risks related to the competitive bidding process associated with obtaining contracts, including government contracts; risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive; risks related to potential strategic transactions that could be difficult to implement, that could disrupt our business or that could change our business profile significantly; risks related to the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); risks related to the impact of government regulation and policies including by the DOE and the U.S. Nuclear Regulatory Commission; risks of accidents during the transportation, handling, or processing of toxic hazardous or radioactive material that may pose a health risk to humans or animals, cause property or environmental damage, or result in precautionary evacuations, and lead to claims against the Company; risks associated with claims and litigation arising from past activities at sites we currently operate or past activities at sites that we no longer operate, including the Paducah, Kentucky, and Portsmouth, Ohio, gaseous diffusion plants; and other risks discussed in this news release and in our filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this news release and in our filings with the SEC, including our Annual report on Form 10-K for the year ended December 31, 2023, and our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.

Contacts:

Investors: Dan Leistikow at LeistikowD@centrusenergy.com
Media: Lindsey Geisler at GeislerLR@centrusenergy.com

CENTRUS ENERGY CORP.
ADJUSTED NET INCOME PER SHARE RECONCILIATION TABLE

The Company measures Net Income and Net Income per Share both on a GAAP basis and on an adjusted basis to exclude deemed dividends allocable to retired preferred stock shares and the warrant modification (“Adjusted Net Income” and “Adjusted Net Income per Share”). We believe Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures, provide investors with additional understanding of the Company’s financial performance as well as its strategic financial planning analysis and period-to-period comparability. These metrics are useful to investors because they reflect how management evaluates the Company’s ongoing operating performance from period-to-period after removing certain transactions and activities that affect comparability of the metrics and are not reflective of the Company’s core operations.

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	2021	2023	2022	2021
Numerator (in millions):
Net income	$56.3	$21.3	$116.2	$84.4	$52.2	$175.0
Less: Distributed earnings allocable to warrant modification	—	1.5	—	—	1.5	—
Less: Preferred stock dividends - undeclared and cumulative	—	—	—	—	—	2.1
Less: Distributed earnings allocable to retired preferred shares	—	—	31.0	—	—	37.6
Net income allocable to common stockholders	$56.3	$19.8	$85.2	$84.4	$50.7	$135.3

Plus: Distributed earnings allocable to warrant modification	$—	$1.5	$—	$—	$1.5	$—
Plus: Distributed earnings allocable to retired preferred shares	—	—	31.0	—	—	37.6
Adjusted net income, including distributed earnings allocable to retired preferred shares and warrant modification (Non-GAAP)	$56.3	$21.3	$116.2	$84.4	$52.2	$172.9

Denominator (in thousands):
Average common shares outstanding - basic	15,461	14,648	13,873	15,212	14,601	13,493
Average common shares outstanding - diluted	15,732	15,029	14,278	15,501	14,988	13,879

Net Income per Share (in dollars):
Basic	$3.64	$1.35	$6.14	$5.55	$3.47	$10.03
Diluted	$3.58	$1.32	$5.97	$5.44	$3.38	$9.75

Plus: Effect of distributed earnings allocable to retired preferred shares and warrant modification, per common share (in dollars):
Basic	$—	$0.10	$2.24	$—	$0.11	$2.78
Diluted	$—	$0.10	$2.17	$—	$0.10	$2.71

Adjusted Net Income per Share (Non-GAAP) (in dollars):
Basic	$3.64	$1.45	$8.38	$5.55	$3.58	$12.81
Diluted	$3.58	$1.42	$8.14	$5.44	$3.48	$12.46

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited; in millions, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	2021	2023	2022	2021
Revenue:
Separative work units	$60.8	$90.2	$60.9	$208.2	$196.2	$163.3
Uranium	21.3	22.0	9.9	60.8	39.4	22.8
Technical solutions	21.5	14.0	18.2	51.2	58.2	112.2
Total revenue	103.6	126.2	89.0	320.2	293.8	298.3
Cost of Sales:
Separative work units and uranium	37.8	45.2	37.0	163.9	105.0	113.1
Technical solutions	16.0	32.6	15.8	44.2	70.9	70.7
Total cost of sales	53.8	77.8	52.8	208.1	175.9	183.8
Gross profit	49.8	48.4	36.2	112.1	117.9	114.5
Advanced technology costs	3.4	4.8	0.8	14.2	14.8	2.1
Selling, general and administrative	8.2	9.5	11.0	35.6	33.9	36.0
Amortization of intangible assets	2.1	2.8	2.7	6.3	9.0	8.1
Special charges for workforce reductions	3.5	—	—	3.6	0.5	—
Operating income	32.6	31.3	21.7	52.4	59.7	68.3
Nonoperating components of net periodic benefit expense (income)	(23.3)	4.5	(54.7)	(23.2)	(6.6)	(67.6)
Interest expense	0.4	0.4	0.1	1.3	0.5	0.1
Investment income	(2.3)	(1.2)	(0.1)	(8.7)	(2.0)	(0.1)
Other income, net	(0.5)	—	—	(1.5)	—	—
Income before income taxes	58.3	27.6	76.4	84.5	67.8	135.9
Income tax expense (benefit)	2.0	6.3	(39.8)	0.1	15.6	(39.1)
Net income and comprehensive income	56.3	21.3	116.2	84.4	52.2	175.0
Distributed earnings allocable to warrant modification	—	1.5	—	—	1.5	—
Preferred stock dividends - undeclared and cumulative	—	—	—	—	—	2.1
Distributed earnings allocable to retired preferred shares	—	—	31.0	—	—	37.6
Net income allocable to common stockholders	$56.3	$19.8	$85.2	$84.4	$50.7	$135.3

Net income per share:
Basic	$3.64	$1.35	$6.14	$5.55	$3.47	$10.03
Diluted	$3.58	$1.32	$5.97	$5.44	$3.38	$9.75
Average number of common shares outstanding (in thousands):
Basic	15,461	14,648	13,873	15,212	14,601	13,493
Diluted	15,732	15,029	14,278	15,501	14,988	13,879

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Year Ended December 31,
	2023	2022	2021
OPERATING
Net income	$84.4	$52.2	$175.0
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	7.1	9.6	8.6
Accrued loss on long-term contract	(20.0)	19.5	(7.2)
Deferred tax assets	(1.6)	14.7	(39.5)
Retirement benefit plans (gains) losses, net	(24.6)	7.8	(50.5)
Revaluation of inventory borrowing	7.4	8.0	4.8
Equity-related compensation	2.3	1.9	12.1
Other reconciling adjustments, net	(1.6)	—	—
Changes in operating assets and liabilities:
Accounts receivable	(11.3)	(9.0)	0.5
Inventories	(83.8)	(88.5)	(14.2)
Inventories owed to customers and suppliers	23.5	52.4	3.5
Other current assets	14.9	(15.6)	(1.0)
Payables under inventory purchase agreements	(1.7)	5.7	16.6
Deferred revenue and advances from customers, net of deferred costs	12.1	(22.5)	13.2
Accounts payable and other liabilities	8.5	2.6	(4.6)
Pension and postretirement liabilities	(5.7)	(18.1)	(67.0)
Other changes, net	(0.8)	(0.1)	(0.3)
Cash provided by operating activities	9.1	20.6	50.0

INVESTING
Capital expenditures	(1.6)	(0.7)	(1.2)
Cash used in investing activities	(1.6)	(0.7)	(1.2)

FINANCING
Proceeds from the issuance of common stock, net	23.2	3.6	42.1
Redemption of preferred stock, net	—	—	(44.4)
Payment of interest classified as debt	(6.1)	(6.1)	(6.1)
Exercise of stock options	—	0.4	0.9
Withholding of shares to fund grantee tax obligations under stock-based compensation plan	(3.0)	(1.9)	(2.4)
Other	(0.2)	(0.3)	—
Cash provided by (used in) financing activities	13.9	(4.3)	(9.9)

Increase in cash, cash equivalents and restricted cash	21.4	15.6	38.9
Cash, cash equivalents and restricted cash, beginning of period	212.4	196.8	157.9
Cash, cash equivalents and restricted cash, end of period	$233.8	$212.4	$196.8

	Year Ended December 31,
	2023	2022	2021
Supplemental cash flow information:
Non-cash activities:
Property, plant and equipment included in accounts payable and accrued liabilities	$0.9	$0.2	$—
Equity transaction costs included in accounts payable and accrued liabilities	$—	$0.2	$0.4
Adjustment to right to use lease assets from lease modification	$(4.2)	$6.6	$—
Disposal of right to use lease assets from lease modification	$—	$—	$1.0
Reclassification of equity compensation liability to equity	$—	$10.6	$7.5
Common stock and warrant issued in exchange for preferred stock	$—	$—	$7.5
Distributed earnings allocable to warrant modification	$—	$1.5	$—

CENTRUS ENERGY CORP.
CONSOLIDATED BALANCE SHEETS
Unaudited; in millions, except share and per share data)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$201.2	$179.9
Accounts receivable	49.4	38.1
Inventories	306.4	209.2
Deferred costs associated with deferred revenue	117.6	135.7
Other current assets	10.8	24.2
Total current assets	685.4	587.1
Property, plant and equipment, net	7.0	5.5
Deposits for financial assurance	32.4	32.3
Intangible assets, net	39.4	45.7
Deferred tax assets, net	28.5	26.8
Other long-term assets	3.5	8.1
Total assets	$796.2	$705.5

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$56.2	$65.5
Payables under inventory purchase agreements	41.9	43.6
Inventories owed to customers and suppliers	84.3	60.8
Deferred revenue and advances from customers	282.6	273.2
Current debt	6.1	6.1
Total current liabilities	471.1	449.2
Long-term debt	89.6	95.7
Postretirement health and life benefit obligations	81.2	84.5
Pension benefit liabilities	17.3	43.6
Advances from customers	32.8	46.2
Long-term inventory loans	63.1	48.7
Other long-term liabilities	8.8	11.7
Total liabilities	763.9	779.6

Stockholders’ equity (deficit):
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized
Series A Participating Cumulative Preferred Stock, none issued	—	—
Series B Senior Preferred Stock, none issued	—	—
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized, 14,956,434 and 13,919,646 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	1.5	1.4
Class B Common Stock, par value $0.10 per share, 30,000,000 shares authorized, 719,200 shares issued and outstanding as of December 31, 2023 and December 31, 2022	0.1	0.1
Excess of capital over par value	180.5	158.1
Accumulated deficit	(149.5)	(233.9)
Accumulated other comprehensive income (loss)	(0.3)	0.2
Total stockholders’ equity (deficit)	32.3	(74.1)
Total liabilities and stockholders’ equity (deficit)	$796.2	$705.5